Exhibit 99.(a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

USANA HEALTH SCIENCES, INC.

at

$26.00 PER SHARE

by

UNITY ACQUISITION CORP.

a wholly-owned subsidiary of

GULL-UNITY HOLDING CORP.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 27, 2008, UNLESS THE OFFER IS EXTENDED.

June 2, 2008

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated June 2, 2008 and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Unity Acquisition Corp., a Utah corporation (“Purchaser”), to purchase all of the outstanding shares of common stock, $0.001 par value per share (the “Shares”), of USANA Health Sciences, Inc. (“USANA”) not currently owned by certain shareholders of USANA (the “Offer Participants”), at a price of $26.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The purchase price offer by Purchaser is $26.00 per Share (the “Offer Price”), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

2.	The Offer is being made for all of the Shares.

3.	The Offer is conditioned on, among other things: (a) there being validly tendered and not withdrawn at least a majority of the outstanding Shares that are not beneficially owned by the Offer Participants; (b) there being validly tendered and not withdrawn a sufficient number of Shares in the Offer such that, after the Shares are purchased pursuant to the Offer, Purchaser would own at least 90% of the outstanding Shares (determined on a fully diluted basis after giving effect to the conversion or exercise of all derivative securities with an exercise price less than the Offer Price); and (c) the availability of the financing arranged by Purchaser to purchase the Shares on the terms and conditions set forth in the debt financing commitment or on terms and conditions that are no less favorable, in the aggregate, to Purchaser, as determined in its reasonable judgment.

4.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 27, 2008 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE”

SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE.

5.	Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or D.F. King & Co., Inc., who is acting as Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and is provided to Purchaser or unless the required taxpayer identification information and certain other certifications are provided to Purchaser. See Instruction 9 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

If you wish to have us tender any of or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by American Stock Transfer & Trust Co. (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, Purchaser may, in its discretion, take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction.

Instructions with Respect to the

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

USANA HEALTH SCIENCES, INC.

at

$26.00 PER SHARE

by

UNITY ACQUISITION CORP.

a wholly-owned subsidiary of

GULL-UNITY HOLDING CORP.

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase dated June 2, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $0.001 per share (the “Shares”), of USANA Health Sciences, Inc., a Utah corporation.

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

ACCOUNT NUMBER:	SIGN HERE
NUMBER OF SHARES TO BE TENDERED:(1)	(Signature(s))

SHARES
Please Type or Print Name(s)
Dated: , 2008	Please Type or Print Address(es)
Area Code and Telephone Number
Tax Identification Number or Social Security Number

(1)	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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